UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2021

Red Cat Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	814-00175 (Commission File Number)	86-0490034 (I.R.S. Employer Identification Number)

370 Harbour Drive

Palmas del Mar

Humacao, PR 00791

(Address of principal executive offices) (zip code)

(833) 373-3228

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 11, 2021, Red Cat Holdings, Inc. (the “Company”) and Fat Shark Holdings, Ltd., a Cayman Islands exempted company, and a wholly owned subsidiary of the Company (“Fat Shark”), entered into a one-year executive employment agreement (the “Employment Agreement”) with Allan Evans (“Executive”), to serve as chief executive officer of Fat Shark. The Employment Agreement will automatically renew for successive one-year terms unless either party notifies the other party at least three months prior to the expiration of the then current term of its desire to terminate the Employment Agreement.

In consideration therefor, Executive will be paid a base salary equal to 70% percent of the salary of the Company’s Chief Executive Officer in effect from time to time (“Base Salary”), in periodic installments in accordance with the Company’s regular payroll practices. Base Salary may not be decreased without the written consent of Executive. Executive will also be eligible to receive an annual cash bonus of up to 100% percent of Base Salary (“Annual Bonus”).

Executive also received a grant of 1,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), 250,000 of which shares vest on January 11, 2021, and the remaining 750,000 shares vest in 36 equal monthly installments commencing on February 28, 2021, subject to Executive’s continued employment by Fat Shark or its parent or any subsidiary. the grant of shares will also vest: (i) immediately upon a change of control, as defined in the Company’s 2019 Equity Incentive Plan (the “Plan”); (ii) as to 250,000 shares, upon the final closing price of the Common Stock for 30 consecutive days at or above $5.00 per share; (iii) as to 125,000 shares, upon receipt of payment in full by Fat Shark from an unrelated third-party purchaser of goods or services in an amount of $250,000 or more at a net profit margin no less than the average net profit margin of Fat Shark for similar goods or services during the preceding 12 months; and (iv) as to 125,000 shares, upon receipt of payment in full by Fat Shark from any unrelated third-party purchaser of goods or services in an amount of $1,000,000 (exclusive of any purchase described in (iii) above) at a net profit margin no less than the average net profit margin of Fat Shark for similar goods or services during the preceding 12 months. Executive will also be eligible for additional awards under the Plan.

Upon termination of employment for any reason, the Executive shall be entitled to Base Salary and a pro-rata portion of the Annual Bonus earned through the date of termination. Upon termination by the Company for any reason other than for “cause” or by Executive for “good reason”, as such terms are defined in the Employment Agreement, Executive will be entitled to all vested and unvested shares in accordance with the award vesting as if no termination occurred.

Upon termination by the Company without cause, by Executive for good reason or by Executive within 180 days of a change of control, as defined in the Employment Agreement, Executive will also be entitled to the): (i) the greater of Base Salary through the balance of the term, or 12 months of Base Salary; (ii) continued participation in Company benefit plans (including health benefits) for at least twelve months and (iii) immediate vesting of all stock options or equity awards. Fat Shark will also pay for Executive’s COBRA premiums so long as Executive qualifies therefor.

During the term of employment and for three years thereafter, if there is a restatement of any financial results resulting from material non-compliance of Fat Shark with financial reporting requirements under the federal securities laws from which any metrics were determined to be achieved which were the basis of the granting and calculation of the Annual Bonus and any stock-based compensation, Executive agrees to repay any amounts which were determined by reference to any Fat Shark financial results which were later restated.

Executive is entitled to participate in all benefit plans at substantially the same levels as the Company’s senior executive officers.

Executive may terminate the Employment Agreement without Good Reason and other than for a change of control upon thirty days prior written notice. Upon such termination, Fat Shark will have no further obligations or liability to Executive, except for the Base Salary and pro-rata Annual Bonus earned prior to the date of termination.

The Employment Agreement contains for customary confidentiality provisions during and after the term of employment of Executive.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of such Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.

Section 3- Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On January 11, 2021, the Company issued a ten-year option to purchase 100,000 shares of Common Stock at an exercise price of $2.01 per share under the Plan to Joseph Freedman upon his acceptance of appointment as a director of the Company. Fifty percent of these options are vested immediately, with twenty-five percent of the options vesting on each of the first and second anniversary of the grant date.

On January 11, 2012, the Company issued 1,000,000 shares of Common Stock to Allan Evans under the Plan pursuant to the Employment Agreement as described in Item 1.01.

The above issuances did not involve any underwriters, underwriting discounts or commissions, or any public offering and we believe are exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof.

Section 5 - Corporate Governance and Management

Item 5.02 Election of Directors; Appointment of Principal Officers.

On January 11, 2021, the Company’s board of directors (the “Board”) approved the increase in the size of the Board to five from four directors and appointed Joseph Freedman to the Board. On January 11, 2021 the Board established the Audit, Nominating and Governance and Compensation Committees and Mr. Freedman was appointed to each such committee. Mr. Freedman was appointed for a term of one year and until his successor is duly elected and qualified.

Mr. Freedman is an entrepreneur with experience launching and exiting companies in the legal recruitment, technology and hospitality sectors, several of which have been acquired by NYSE listed, private equity and privately held companies. Four such companies were listed on the Inc. 500/5000, 14 times, with one being listed in the top 100. In 2006, Mr. Freedman co-founded and currently serves on the board of Peachtree Tents & Events Holdings, LLC, a full-service event rental equipment company. Mr. Freedman co-founded and served as the chief executive officer of Richmond Title, LLC until its acquisition in 2006, and founded and served as chief executive officer of AMICUS Legal Staffing, Inc. until its acquisition in 1996. In 2009 Mr. Freedman co-founded and served on the board of RFx Legal, LLC, a company which used proprietary technology to automate the way corporations sourced and procured legal services, until its acquisition in 2013. Mr. Freedman also co-founded eConception, LLC, Weberize, LLC, and Acymtech LLC. Mr. Freedman currently serves as an advisor to Headsets.com and sits on numerous privately held company boards. Mr. Freedman is the past president of the Nashville Chapter of the Entrepreneurs Organization and currently serves on their Strategic Council. Mr. Freedman earned a B.S. degree in Finance from Louisiana State University.

Mr. Freedman’s legal, business and financial experience provide the basis upon which the Company has appointed him to the Board.

There is no arrangement or understanding between Mr. Freedman or any other person pursuant to which he was appointed as a director of the Company, and there are no familial relationships between Mr. Freedman and any of the Company’s directors or executive officers. Mr. Freedman, including his immediate family members, is not a party, directly or indirectly, to any related person transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Board Committees

On January 11, 2021, the Board established an Audit Committee, Nominating and Governance Committee and a Compensation Committee.

The Audit Committee is responsible for assisting the Board in its oversight responsibilities regarding the Company’s accounting and financial reporting processes, the audits of the Company’s financial statements and the independent auditors’ qualifications and independence.

The Nominating and Governance Committee is responsible for, among other things, identifying qualified board candidates and nominees, and corporate officers of the Company and other matters with respect to governance of the Company.

The Compensation Committee is responsible for the approval and implementation of the executive compensation for officers and other key executives of the Company. The members of the Compensation Committee are Mr. Freedman and Liuzza.

The members of the Audit Committee, the Nominating and Governance Committee, and the Compensation Committee are Mr. Freedman and Mr. Liuzza, both of whom are “independent” directors as such term is defined for directors in the listing standards of NASDAQ.

The descriptions of the Audit Committee, the Nominating and Governance Committee and Compensation committee, are qualified in their entirety by reference to the full text of the Charter for each such Committee, a copy of which are attached hereto as Exhibit 10.2, 10.3 and 10.4, respectively.

Corporate Policies

On January 11, 2021, the Audit Committee adopted a Whistleblower Policy concerning the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the submission by employees of the Company and others, on a confidential and anonymous basis, of good faith concerns regarding such matters.

The Board has also adopted Corporate Governance Guidelines and a Corporate Communications Policy.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Executive Employment Agreement, dated January 11, 2021, among the Company, Fat Shark Holdings, Ltd. and Allan Evans
Exhibit 10.2	Audit Committee Charter
Exhibit 10.3	Compensation Committee Charter
Exhibit 10.4	Nominating and Governance Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2021	RED CAT HOLDINGS, INC.

	By:	/s/ Jeffrey M. Thompson
	Name:	Jeffrey M. Thompson
	Title:	President and Chief Executive Officer